Exhibit 99.1

         iGATE REPORTS $68.6 MILLION IN REVENUES FOR FIRST QUARTER 2003

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           - iGate signs definitive agreement to acquire BPO company -
      - Company records lowest quarterly SG&A expenses in last five years -
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PITTSBURGH, PA, May 8, 2003 -- iGate Corporation (Nasdaq: IGTE) today announced consolidated revenues of $68.6 million for the first quarter ended March 31, 2003, compared with revenues of $75.0 million in the same quarter a year ago. Compared with 2002's fourth quarter revenues of $69.6 million, the first quarter revenues are flat and in line with previously announced guidance.

Income from operations increased 18.0% this quarter to $1.5 million from last year's first quarter of $1.3 million. This increase was primarily driven by continued reduction in SG&A expenses both in dollar terms and as a percentage of revenues. This quarter, SG&A expenses were $16.6 million, a 20.1% decrease over last year's first quarter of $20.8 million. As a percentage of revenues, SG&A expenses were 24.2% of revenues compared with 27.7% of revenues in the first quarter of last year.

Net loss for the first quarter of 2003 was ($0.5) million or ($0.01) per share. This compares with last year's first quarter net income of $4.6 million or $0.09 a share, which included a one-time gain equivalent of $0.08 per share.

This quarter's net loss included a $1.8 million special, one-time provision for income taxes related to the sale of eJiva, iGate's US-based enterprise solutions subsidiary, to Mascot, iGate's Indian subsidiary. Excluding the impact of this special, one-time provision for taxes, iGate's earnings were $0.03 per share for this quarter and in line with previously announced guidance.

"The continued decline in SG&A expenses and increase in income from operations reflect the execution of our strategy to increase profitability despite challenging economic conditions. We expect this trend to continue as we remain focused on three key strategic areas: the expansion of our offshore outsourcing services business, the stabilization of our professional services business and the ongoing management of our overhead expenses," said Sunil Wadhwani, iGate's Chief Executive Officer and Co-Founder.

The company remains focused on these three key areas:

o Expand iGate's offshore outsourcing services business. This quarter, iGate marked its entry into the offshore Business Process Outsourcing (BPO) market through its proposed acquisition of IT&T's call center and facility management businesses. IT&T is a Delhi, India based company publicly traded in India. iGate anticipates these new services to strengthen its offshore capabilities and better serve its clients' needs for maintenance and support.

      In addition, Mascot announced this quarter a strategic alliance with Nihon Unisys, a leading Japanese Systems Integrator, through which it will offer Application Maintenance Outsourcing services. This alliance is expected to provide Mascot with the opportunity to explore business prospects with Unisys' customer portfolio, strengthen its access to the Japanese and surrounding markets and thereby increase its offshore revenues.

o Stabilize iGate Professional Services business. The company's strategy includes maintaining current revenue levels in its Professional Services business. While revenues in this segment this quarter declined by 2.2% from the prior quarter, this is a much smaller decrease when compared to the 14.5% decline from the same quarter a year ago.

o Continue to decrease overhead expenses. iGate's management continues to concentrate on managing SG&A expenses effectively, as evidenced by the 11.9% sequential decline in these costs from $18.8 million in the fourth quarter to $16.6 million in this quarter. This represents iGate's lowest quarterly SG&A expenses since the first quarter of 1998. The current cost structure that iGate's management has put in place will provide significant operating leverage when revenues increase.

iGate's balance sheet remains strong. The company ended the quarter with $108.1 million in cash and investments, and despite recording a net loss of ($0.5) million its shareholder equity to total assets ratio remained at 62%.

"Despite a challenging geopolitical environment and long sales cycles, we have noticed in this quarter a clear increase in the level of activity and interest for offshore services. Customer visits to India, both from the US and from Europe, increased despite the war with Iraq and concerns over SARS. We are encouraged by these signs," said Ashok Trivedi, iGate's President and Co-Founder.

Looking ahead at Q2 2003, Sunil Wadhwani added, "The ongoing economic uncertainty continues to affect our clients' IT budgets and lengthen their decision making process. As a result, we anticipate revenue to be flat as compared to the first quarter 2003. However, we believe that as we continue to focus on offshore delivery services and manage our SG&A expenses our margins will expand and allow us to achieve EPS of $0.03 in the second quarter of 2003."

iGate will host its first quarter earnings conference call at 10:00 am EDT, on Thursday, May 8, 2003. The call will be webcast at www.igate.com via the Investor Relations section of the site. Investors should log on 10 minutes prior to the start of the program.

A replay of the call will be available beginning at approximately 2:00 p.m. May 8, 2003 through 12:00 midnight, May 15, 2003. Domestic callers can access the replay by dialing 888-266-2081 and entering pass code 107789. International callers can access the replay by dialing 703-925-2533 and entering the same pass code: 107789. The webcast will be available for replay though May 15 on iGate's corporate website.

About iGate:

iGate Corporation (Nasdaq: IGTE) offers a comprehensive range of Information Technology solutions to more than 500 clients across five continents. Our employees specialize in areas such as offshore outsourcing, enterprise applications and IT staffing - all available via a variety of strategic delivery models. Clients rely on iGate because of our high quality of service, our responsiveness and our cost-effective global reach. More information on iGate is available at www.igate.com.

This press release presents as additional information the company's earnings for the quarter excluding the impact of a one-time provision for income tax related to the sale of eJiva to Mascot, the company's Indian subsidiary. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). Management believes that this presentation provides useful information to investors regarding the company's operating performance. In addition, management assesses this measure in reviewing the financial results of the company. Reconciliation of this non-GAAP measure to the most nearly comparable GAAP measure is presented in the attached pages.

Some of the statements in this news release that are not historical facts are forward-looking statements. These forward-looking statements include our financial, growth and liquidity projections as well as statements concerning our plans, strategies, intentions and beliefs concerning our business, cash flows, costs and the markets in which we operate. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to us, and we assume no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from these forward-looking statements. These risks include, but are not limited to, our ability to predict our financial performance, the level of market demand for our services, the highly-competitive market for the types of services that we offer, the impact of competitive factors on profit margins, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, our ability to reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in our filings with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2002.

                                       ###
                                iGate Corporation
                        Consolidated Statements of Income
                  (dollars in thousands, except per share data)

                                                                                                        Three Months Ended
                                                                                                 March 31, 2003      March 31, 2002
                                                                                                 --------------      --------------
Revenues                                                                                            $ 68,611            $ 74,997

Cost of revenues (1)                                                                                  50,519              52,959
                                                                                                    --------            --------

Gross margin                                                                                          18,092              22,038

Selling, general and administrative (1)                                                               16,610              20,782
                                                                                                    --------            --------

Income from operations                                                                                 1,482               1,256

Other income (expense), net                                                                            1,042                (362)

Minority interest                                                                                       (320)               (165)

Gain on deconsolidation of subsidiary                                                                     --               7,086

Loss on venture investments and affiliated companies                                                      --                (215)
                                                                                                    --------            --------

Income before income taxes                                                                             2,204               7,600

Provision for income taxes                                                                             2,668               3,040
                                                                                                    --------            --------

Net (loss) income                                                                                   $   (464)           $  4,560
                                                                                                    ========            ========

Net (loss) income per common share, Basic:                                                          $  (0.01)           $   0.09
                                                                                                    ========            ========

Net (loss) income per common share, Diluted:                                                        $  (0.01)           $   0.09
                                                                                                    ========            ========

Weighted average common shares outstanding                                                            51,516              51,201
                                                                                                    ========            ========
Weighted average dilutive common equivalent shares outstanding                                        51,516              52,272
                                                                                                    ========            ========

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Reconciliation of GAAP earnings to net earnings excluding
the tax provision related to the sale of eJiva to Mascot (2):
Net (loss) income                                                                                   $   (464)           $  4,560
Add: provision for income taxes related to the sale of eJiva to Mascot                                 1,786                  --
                                                                                                    --------            --------
Net earnings excluding the provision for income taxes related to the
sale of eJiva to Mascot                                                                             $  1,322            $  4,560
                                                                                                    ========            ========

Net earnings excluding the provision for income taxes per common share:                             $   0.03            $   0.09
                                                                                                    ========            ========

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

(1) Bench expenses were reclassified from SG&A expenses to Cost of revenues. "Bench expenses" correspond to the costs associated with consultants not currently working on projects.

(2) This reconciliation is for informational purposes only, and is not a substitute for the GAAP financial information presented above under net
      (loss) income.

                                iGATE CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (dollars in thousands)

                                                                                                 March 31,             December 31,
                                                                                                   2003                   2002
                                                                                                 ---------             ------------
                               ASSETS
Current assets:
     Cash and cash equivalents                                                                   $  57,127              $  56,793
     Short term investments                                                                         50,942                 51,188
     Accounts receivable, net                                                                       50,979                 47,964
     Prepaid and other current assets                                                                6,730                  7,690
     Prepaid income taxes                                                                              732                  3,334
     Deferred income taxes                                                                           4,195                  4,624
                                                                                                 ---------              ---------
           Total current assets                                                                    170,705                171,593

Land, building, equipment and leasehold improvements, net                                           10,440                 10,710
Intangible assets, net                                                                               4,487                  4,015
Investments in unconsolidated affiliates                                                             2,405                  2,622
                                                                                                 ---------              ---------
           Total  assets                                                                         $ 188,037              $ 188,940
                                                                                                 =========              =========

                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                            $  10,309              $   8,706
     Accrued payroll and related costs                                                              20,152                 19,421
     Accrued income taxes                                                                            4,508                  4,475
     Other accrued liabilities                                                                      16,888                 18,970
     Deferred revenue                                                                                2,352                  3,837
                                                                                                 ---------              ---------
           Total current liabilities                                                                54,209                 55,409

     Other long term liabilities                                                                     1,314                  1,319
     Deferred income taxes                                                                           8,481                  8,839
                                                                                                 ---------              ---------
           Total liabilities                                                                        64,004                 65,567

     Minority interest                                                                               6,589                  6,224

Shareholders' equity:
     Common Stock, par value $0.01 per share                                                           526                    525
     Additional paid-in capital                                                                    143,918                143,568
     Retained deficit                                                                               (9,943)                (9,479)
     Deferred compensation                                                                             (76)                  (102)
     Common stock in treasury, at cost                                                             (14,714)               (14,714)
     Accumulated other comprehensive loss                                                           (2,267)                (2,649)
                                                                                                 ---------              ---------
          Total shareholders' equity                                                               117,444                117,149
                                                                                                 ---------              ---------
           Total liabilities and shareholders' equity                                            $ 188,037              $ 188,940
                                                                                                 =========              =========

We have recast our segments during the quarter ended March 31, 2003, to reflect how we now manage our business. The following are results of operations for our new reporting segments. These numbers are unaudited.

                                                          iGate
                                                       Professional           iGate             iGate
Three Months Ended March 31, 2003                        Services           Solutions         Corporate         Total
---------------------------------                      ------------         ---------         ---------        --------
External revenues                                        $ 32,026           $ 36,388          $    197         $ 68,611
Cost of revenues                                           25,230             25,180               109           50,519
                                                         --------           --------          --------         --------
Gross margin                                                6,796             11,208                88           18,092
Selling, general and administrative                         4,613             10,060             1,937           16,610
                                                         --------           --------          --------         --------
Income (loss) from operations                            $  2,183           $  1,148            (1,849)           1,482
                                                         ========           ========
Other income, net                                                                                1,042            1,042
Minority interest                                                                                 (320)            (320)
                                                                                              --------         --------
Income before income taxes                                                                    $ (1,127)        $  2,204
                                                                                              ========         ========

            Recast 2002 Segments to Conform to New Segment Reporting
                                   (Unaudited)

                                                                         iGate
                                                                      Professional        iGate            iGate
Three Months Ended March 31, 2002                                       Services        Solutions        Corporate          Total
                                                                      ------------      ---------        ---------        ---------
External revenues                                                      $  37,464        $  37,116        $     417        $  74,997
Cost of revenues                                                          28,168           24,286              505           52,959
                                                                       ---------        ---------        ---------        ---------
Gross margin                                                               9,296           12,830              (88)          22,038
Selling, general and administrative                                        6,436           11,162            3,184           20,782
                                                                       ---------        ---------        ---------        ---------
Income (loss) from operations                                          $   2,860        $   1,668           (3,272)           1,256
                                                                       =========        =========
Other income, net                                                                                             (362)            (362)
Minority interest                                                                                             (165)            (165)
Gain on deconsolidation of subsidiary                                                                        7,086            7,086
Loss on venture investments and affiliated companies                                                          (215)            (215)
                                                                                                         ---------        ---------
Income before income taxes                                                                               $   3,072        $   7,600
                                                                                                         =========        =========

Three Months Ended June 30, 2002
External revenues                                                      $  37,080        $  38,853        $      28        $  75,961
Cost of revenues                                                          28,271           25,335               12           53,618
                                                                       ---------        ---------        ---------        ---------
Gross margin                                                               8,809           13,518               16           22,343
Selling, general and administrative                                        6,122           10,940            2,725           19,787
                                                                       ---------        ---------        ---------        ---------
Income (loss) from operations                                          $   2,687        $   2,578           (2,709)           2,556
                                                                       =========        =========
Other income, net                                                                                            1,351            1,351
Minority interest                                                                                             (167)            (167)
Income (loss) before income taxes                                                                        $  (1,525)       $   3,740
                                                                                                         =========        =========

Three Months Ended September 30, 2002
External revenues                                                      $  35,657        $  36,410        $      55        $  72,122
Cost of revenues                                                          27,140           24,650               15           51,805
                                                                       ---------        ---------        ---------        ---------
Gross margin                                                               8,517           11,760               40           20,317
Selling, general and administrative                                        5,008           10,780            2,259           18,047
                                                                       ---------        ---------        ---------        ---------
Income (loss) from operations                                          $   3,509        $     980           (2,219)           2,270
                                                                       =========        =========
Other income, net                                                                                               18               18
Minority interest                                                                                              (53)             (53)
Income (loss) before income taxes                                                                        $  (2,254)       $   2,235
                                                                                                         =========        =========

Three Months Ended December 31, 2002
External revenues                                                      $  32,741        $  36,740        $      87        $  69,568
Cost of revenues                                                          25,354           25,685               24           51,063
                                                                       ---------        ---------        ---------        ---------
Gross margin                                                               7,387           11,055               63           18,505
Selling, general and administrative                                        5,040           11,313            2,496           18,849
Special items                                                                 22            3,405              805            4,232
Goodwill impairment                                                        3,724           25,964               --           29,688
                                                                       ---------        ---------        ---------        ---------
Income (loss) from operations                                          $  (1,399)       $ (29,627)          (3,238)         (34,264)
                                                                       =========        =========
Other income, net                                                                                              523              523
Minority interest                                                                                              (56)             (56)
Loss on venture investments and affiliated companies                                                        (7,395)          (7,395)
                                                                                                         ---------        ---------
Loss before income taxes                                                                                 $ (10,166)       $ (41,192)
                                                                                                         =========        =========

Twelve Months Ended December 31, 2002
External revenues                                                      $ 142,942        $ 149,119        $     587        $ 292,648
Cost of revenues                                                         108,933           99,956              556          209,445
                                                                       ---------        ---------        ---------        ---------
Gross margin                                                              34,009           49,163               31           83,203
Selling, general and administrative                                       22,606           44,195           10,664           77,465
Special items                                                                 22            3,405              805            4,232
Goodwill impairment                                                        3,724           25,964               --           29,688
                                                                       ---------        ---------        ---------        ---------
Income (loss) from operations                                          $   7,657        $ (24,401)         (11,438)         (28,182)
                                                                       =========        =========
Other income, net                                                                                            1,530            1,530
Minority interest                                                                                             (441)            (441)
Gain on deconsolidation of subsidiary                                                                        7,086            7,086
Loss on venture investments and affiliated companies                                                        (7,610)          (7,610)
                                                                                                         ---------        ---------
Loss before income taxes                                                                                 $ (10,873)       $ (27,617)
                                                                                                         =========        =========